UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 1, 2005

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 1, 2005, the Corporation announced financial results for the third quarter and nine months ended September 30, 2005. The press release, dated November 1, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On November 1, 2005, the Corporation announced financial results for the third quarter and nine months ended September 30, 2005. The press release, dated November 1, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein. Additional information about the quarter, and the Corporation’s use of non-GAAP financial measures, which is available on the Corporation’s Web site at www.martinmarietta.com by clicking the heading “Financials”, in the “Investors” section and then clicking the quick link “Non-GAAP Financial Measures”, is furnished as Exhibit 99.2 to this report and is incorporated by reference herein.
The Corporation will host an online Web simulcast of its third-quarter ended 2005 earnings conference call on Monday, November 1, 2005. The live broadcast of the Corporation’s conference call will begin at 2 p.m., Eastern Time, on November 1, 2005. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Corporation’s Web site at www.martinmarietta.com. For those investors without online web access, the conference call may also be accessed by calling 913-981-5520 confirmation number 4709633. Additional information about the Corporation’s use of non-GAAP financial measures, as well as certain other financial or statistical information the Corporation may present at the conference call, will be provided on the Corporation’s Web site.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
99.1	Press Release dated November 1, 2005, announcing financial results for the third quarter and nine months ended September 30, 2005.

99.2	Additional information about Non-GAAP Financial Measures available on the Corporation’s Web site.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)
Date: November 1, 2005	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 1, 2005, announcing financial results for the third quarter and nine months ended September 30, 2005.

99.2	Additional information about Non-GAAP Financial Measures available on the Corporation’s Web site.